Exhibit 10.01

SECRETARY'S CERTIFICATE

The undersigned, the duly elected Assistant Secretary of State Auto Financial Corporation , hereby certifies that the attached is a true, accurate and complete executed copy of the Fourth Amendment to the State Auto Financial Corporation Long-Term Incentive Plan approved by the STFC Compensation Committee at its meeting on November 6, 2014 and signed by an officer of the Company on November 11, 2014.

Dated: November 14, 2014

/s/ Susan Bowron-White
Susan Bowron-White, Assistant Secretary

FOURTH AMENDMENT TO THE
STATE AUTO FINANCIAL CORPORATION
LONG-TERM INCENTIVE PLAN

Background Information

A.
State Auto Financial Corporation ("STFC") previously adopted and maintains the State Auto Financial Corporation Long Tenn Incentive Plan (the "Plan") for the benefit of its executive officers and other key management employees, managers and professionals.

B.	STFC desires to amend the Plan to modify the Plan's definition of retirement.

C.	STFC also desires to amend the timing of payments of performance award units to participants who are subject to mandatory retirement at age 65 upon retirement.

D.	Article 9 of the Plan permits the Compensation Committee of the Board of Directors of STFC to amend the Plan.

Amendment of the Plan
The Plan is hereby amended effective August 8, 2014 as follows:

1.	New second and third paragraphs are hereby added to Section 6.2 of the Plan to read as follows:

"Notwithstanding the foregoing, effective for terminations due to retirement on or after August 8, 2014, "retirement" shall mean the attainment of age 55 plus the completion of five years of service with State Auto; provided, however, that if a Participant's employment is terminated for cause after such Participant has satisfied the requirements for "retirement", such termination of employment shall not be an eligible "retirement" under the Plan. For this purpose, a "year of service" and "for cause" shall be determined in the absolute discretion of the Committee, whose decision shall be final and binding on all parties . Such revised definition of "retirement" shall apply to all current, future and outstanding Awards under the Plan.
In addition, with regard to Participants who are subject to mandatory retirement at age 65, where permitted by law and the regulations under Section 1625.12 of the Age Discrimination in Employment Act of 1967, the Final Award, if any, shall be based upon the actual performance results at the end of the Performance Period and shall not be prorated based upon the length of time that the Participant was employed by the Company during the Performance Period. Such revised determination of the Final Award, if any, for such Participants shall apply to all current, future and outstanding Awards under the Plan."

2.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

By: Jay Yano
Its: Senior Vice President, Secretary and General Counsel
Date: November 11, 2014